UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported):        March 15, 2007

JENNIFER CONVERTIBLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                                  1-9681                                                                11-2824646

                   (Commission File Number)                                  (IRS Employer Identification No.)

419 Crossways Park Drive, Woodbury, New York                                                     11797

          (Address of Principal Executive Offices)                                                           (Zip Code)

(516) 496-1900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

As a result of a discrepancy between a court settlement stipulation and our certificate of incorporation, and in order to avoid a dispute, we are rescinding our call of the Series B  preferred stock.  Accordingly, the Series B preferred stock will remain outstanding and convertible into common stock at our option only if the common stock trades at over $7.00 per share for the specified period of time.

However, so as not to unduly inconvenience our Series B preferred stockholders who wish to convert to common stock, we will permit the holders of the preferred stock who wish to convert to common stock to do so on the same terms by delivering their Series B preferred stock to our transfer agent, American Stock Transfer & Trust Company, along with a form which we will provide to such holders, at any time prior to 5:00 pm EST on May 15, 2007.  We will mail notice and provide the appropriate forms to our preferred stockholders shortly.

Item 9.01         Financial Statements and Exhibits.

            (d)        Exhibits

                        None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2007	Jennifer Convertibles, Inc.

	By:	/s/ Harley J. Greenfield
	Name:	Harley J. Greenfield
	Title:	Chief Executive Officer